Exhibit 11

Computation of Earnings Per Common Share
Primary and Fully Diluted

                                                                  Three Months Ended            Nine Months Ended
                                                                        April 30                      April 30
                                                               --------------------------   ---------------------------
                                                                   1996          1995            1996          1995
                                                                 ----------    ----------      ----------    ----------
Net income for computing primary and fully diluted
earnings per common share                                        $ 2,633,000   $ 1,971,000     $ 6,411,000   $ 4,458,000

Primary shares
Weighted average number of common shares outstanding               7,932,010     7,211,448       7,866,882     6,519,800
Additions from assumed exercise of stock options and warrants        390,838       375,919         370,955       407,171
                                                                  ----------    ----------      ----------    ----------
Weighted average of common and common equivalent shares            8,322,848     7,587,367       8,237,837     6,926,971
                                                                  ==========    ==========      ==========    ==========
Fully diluted shares
Weighted average number of common shares outstanding               7,932,010     7,211,448       7,866,882     6,519,800
Additions from assumed exercise of stock options and warrants        407,226       418,442         407,226       421,345
                                                                  ----------    ----------      ----------    ----------
Weighted average of common and common equivalent shares            8,339,236     7,629,890       8,274,108     6,941,145
                                                                  ==========    ==========      ==========    ==========
Net income per common share
                Primary                                                $0.32         $0.26           $0.78         $0.64
                                                                  ==========    ==========      ==========    ==========
                Fully diluted                                          $0.32         $0.26           $0.78         $0.64
                                                                  ==========    ==========      ==========    ==========

Primary additions from assumed exercise of stock options and warrants are net of assumed purchase of common shares at the average market price during the period. Fully diluted earnings per share was determined in the same manner except that the greater of period end or period average stock price was used.